Exhibit 5.1

August 17, 2006

Embarcadero Technologies, Inc.

100 California Street, 12th Floor

San Francisco, California 94111

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Embarcadero Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about August 17, 2006 (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended, of (i) 2,850,000 shares of the Company’s Common Stock, $0.001 par value per share, issuable under the Company’s Amended and Restated 2004 Equity Incentive Plan (the “Incentive Plan”), and (ii) 350,000 shares of the Company’s Common Stock issuable under the Company’s Amended and Restated 2000 Nonemployee Directors Stock Option Plan (the “Directors’ Plan”). The Incentive Plan and the Directors’ Plan are collectively referred to herein as the “Plans.” The aggregate amount of 3,200,000 shares of Common Stock issuable under the Plans are collectively referred to herein as the “Shares.”

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

In rendering our opinion, we have examined the following records, documents and instruments:

(a)	The Amended and Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of August 9, 2006 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(b)	The Amended and Restated Bylaws of the Company, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c)	A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, the Plans and the Registration Statement, and (ii) certifying as to certain factual matters;

(d)	Information provided by the Company’s transfer agent as to the number of shares of the Company’s common stock outstanding as of August 16, 2006;

(e)	The Registration Statement; and

(f)	The Plans.

This opinion is limited to the federal law of the United States of America and all applicable statutory and other provisions of Delaware law, all applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting those laws and/or interpreting the Delaware Constitution. We disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued, delivered and paid for in accordance with the terms of the Plans, (iii) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company’s Common Stock, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, if and when issued and sold by the Company, after payment therefor in the manner provided in the Plans and the Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

Very truly yours,

/s/ Heller Ehrman LLP